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                                                                   Exhibit 10.6

                     CONTINUING LIMITED GUARANTY AGREEMENT
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                                   RECITALS
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     A. Zoltek Companies, Inc., a Missouri corporation, Zoltek Corporation, a
Missouri corporation, Engineering Technology Corporation, a Missouri corporation and Zoltek Properties, Inc., a Missouri corporation (collectively, "Borrower") is presently indebted or obligated to Southwest Bank of St. Louis ("Bank"), pursuant to that certain Standby Letter of Credit Application and Agreement for Southwest Bank dated December 14, 2006, by and between Bank and Borrower (the "Letter of Credit Reimbursement Agreement") relating to an irrevocable standby letter of credit to be issued by Bank for the account of Borrower and for the benefit of Travelers Casualty and Surety Company of America, for itself and on behalf of its parents, affiliates and subsidiaries in the original face amount of up to $40,000,000.00 (the "Letter of Credit"); and

     B. For the purpose of inducing Bank to issue the Letter of Credit pursuant to the Letter of Credit Reimbursement Agreement, the undersigned ("Guarantor") agrees to guarantee the prompt payment of the indebtedness and liabilities of Borrower to Bank under the Letter of Credit Reimbursement Agreement in accordance with the terms and conditions hereinafter set forth.

                                  WITNESSETH
                                  ----------

     NOW, THEREFORE, for value received, and in consideration of the financial accommodations given or to be given or continued to Borrower by Bank and/or of Bank's presently refraining from making demand on Borrower or otherwise pursuing Bank's legal remedies against Borrower, and for other good and valuable consideration to Guarantor moving, the receipt and sufficiency of which is hereby acknowledged:

     1. Guarantor hereby unconditionally guarantees to Bank the prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of any and all indebtedness and obligations of Borrower to Bank under the Letter of Credit Reimbursement Agreement, including extensions, renewals or refundings thereof (and extensions, renewals or refundings made after any release or termination hereof), whether such be direct or indirect, liquidated or unliquidated, absolute or contingent, single, joint, by the entirety or several, now existing or hereafter arising, due or to become due (hereinafter collectively referred to as "Liabilities" or, in the singular, "Liability"). "Liabilities" or a "Liability" shall also include reasonable expenses, including reasonable attorney's fees, incurred by Bank in the efforts to collect any Liability or to enforce the undertakings of Guarantor hereunder. Whenever any such Liabilities shall become due and remain unpaid, Guarantor will, on demand, make prompt payment of the amount due thereof; provided, that, notwithstanding any provision contained herein to the contrary, while the amount of the Liabilities that may be incurred by Borrower is not limited, the liability of Guarantor to Bank hereunder shall not exceed Ten Million Dollars ($10,000,000.00) plus the cost of enforcement of this Guaranty, including court costs and reasonable attorneys' fees.

     2. Guarantor shall be obligated to make payment in full to Bank in accordance with the terms and provisions hereof irrespective of the validity, regularity or enforceability of any instrument or writing evidencing such Liability or of the Liability itself, and if the Liability is secured, said obligation of Guarantor to make payment hereunder shall be made irrespective of the validity, perfection, regularity or enforceability of any instrument or writing evidencing such security or of the security itself and it shall not be necessary for Bank to resort to such security before enforcing Guarantor's liability hereunder. Demand may be made upon Guarantor for the enforcement of this Guaranty without the necessity of



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action at any time by Bank against Borrower or any collateral or to first accelerate the maturity of any Liabilities. Any action taken by Bank against Borrower, including foreclosure of any security held by Bank, shall in no event be considered a waiver or diminishment of any rights against Guarantor under this Guaranty and Bank shall, at its sole discretion, have the right at any time to discontinue any action or proceeding against Borrower and require full payment by Guarantor of the Liabilities together with attorneys' fees, cost of the proceedings and court costs. It is agreed that a compromise and settlement of any Liability shall, in no sense, compromise or settle Guarantor's liability hereunder. Bank may apply any collateral for the Liabilities in such order as it may elect and without any obligation to account to Guarantor or any of them for the manner or order of application.

     3. Guarantor does hereby waive presentment of any instrument, demand for payment, protest and notice of dishonor or nonpayment and, to the extent permitted by applicable law, Guarantor waives all rights arising out of any statute now existing or hereafter enacted with respect to guaranty or suretyship and which may otherwise require Bank at any time to take legal action against Borrower. Guarantor does hereby waive notice of the acceptance of this Guaranty and notice of any Liability contracted or incurred by Borrower.

     4. Bank may, from time to time, without the consent of or notice to Guarantor, change the manner, interest rate, place or terms of payment, and change or extend the time of payment of, refund, increase, decrease, renew or alter in any manner any Liability or security therefor, and may, from time to time, at its own discretion, without the consent of or notice to Guarantor, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any collateral pledged or mortgaged to secure any Liability, without in any way affecting Guarantor's obligation hereunder.

     5. The obligations of Guarantor hereunder shall apply to all Liabilities, including Liabilities arising on or prior to notice in writing from Guarantor that Guarantor will not be responsible for any further Liabilities or notice from Guarantor's personal representative that Guarantor has died or been adjudicated incompetent. Any such notice, to be effective, must be actually received by Bank. Notwithstanding the giving of such notice, the obligations of Guarantor shall continue in full force and effect as to all Liabilities then existing including those contingent, unliquidated or not yet accrued and to any Liabilities thereafter arising, to the extent that Bank may be bound by contract or otherwise to create or permit the creation of additional Liabilities including those which may or might have been contingent, unliquidated or not yet accrued Liabilities at the time such notice is given.

     6. Guarantor acknowledges and agrees that he has derived or will derive a financial advantage from each and every loan, advance, or other extension of credit and from each and every renewal, extension, modification, release of collateral, or other relinquishment of legal rights made or granted or to be granted by Bank to Borrower.

     7. This Guaranty shall be understood to be for the benefit of Bank or for such other person or persons as may from time to time become or be the holders of the Liabilities; and this Guaranty shall be transferable and negotiable without notice to Guarantor with the same force and effect and to the same extent as such Liabilities may be transferable.

     8. Guarantor agrees that Guarantor's liability hereunder is several and independent of any other guaranties at any time in effect with respect to all or any part of the Liabilities, and that Guarantor's liability hereunder may be enforced regardless of the existence of any such other guaranty agreements.

     9. This Guaranty shall be binding upon Guarantor and upon Guarantor's heirs, executors, personal representatives, administrators, legal representatives, successors and assigns and shall likewise

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be enforceable against any trusts created by Guarantor and shall inure to the benefit of Bank, its successors and assigns.

     10. This Guaranty shall not supersede any earlier guaranty of Guarantor in which Bank has an interest, nor shall any later guaranty of Guarantor in which Bank has an interest be construed to supersede this Guaranty. The effect of any earlier, later or other guaranty shall be cumulative with this Guaranty, whether or not the interests of Bank in such earlier, later or other guaranty derives from arrangements made directly with Guarantor or indirectly by way of Bank being a transferee of all or part of obligations of Borrower guaranteed by Guarantor.

     11. Guarantor agrees that this Guaranty, and all obligations hereunder shall remain in full force and effect at all times hereinafter during the term hereof, notwithstanding any action or undertakings by, or against, Bank, or concerning any collateral securing the Liabilities in any proceeding under any bankruptcy law; including without limitation, matters relating to valuation of collateral, election or imposition of secured or unsecured claim status upon claims by Bank, pursuant to the Bankruptcy Code, or Rules of Bankruptcy Procedure as may be applicable from time to time. Guarantor understands and agrees that in the event any payment made by or on behalf of Borrower respecting any Liability or any portion of any such payment shall at any time be repaid by the recipient in compliance with an order (whether or not final) by a court of competent jurisdiction pursuant to any provision of any bankruptcy law as now existing or hereafter amended or applicable state law, the Liabilities shall not be deemed to have been paid to the extent of the repayment so made, the obligations of Guarantor shall continue in full force and effect and such recipient, whether or not that be Bank, will continue to be entitled to the full benefits of this Guaranty notwithstanding any release, termination or return of this Guaranty. If acceleration of the time for payment of any amount payable by Borrower to Bank is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Liabilities shall nonetheless be payable by Guarantor hereunder forthwith on demand by Bank.

     12. Bank shall have no obligation to inform Guarantor, and Guarantor agrees to assume all responsibility for keeping informed as to Borrower's financial condition, the possible non-payment and non-performance of the Liabilities, and all matters relating to any collateral for the Liabilities or for this Guaranty. At its option, Bank may, at any time, disclose information concerning Borrower or any collateral for the Liabilities or this Guaranty, but such disclosure shall not obligate Bank to provide the same information, now or in the future, to Guarantor or additional information of any kind to Guarantor.

     13. Guarantor hereby agrees that no payment by Guarantor of any Liability shall entitle Guarantor by subrogation, indemnification, contribution, reimbursement or otherwise to any payment by Borrower or by any other guarantor of any Liability or from or out of any property of Borrower or of any other guarantor of any Liability until all Liabilities have been paid in full.

     14. Guarantor agrees to provide upon request of Bank financial statements or such other information on Guarantor as Bank shall from time to time reasonably request. In addition to the foregoing, Guarantor agrees that while this Guaranty is in effect, Guarantor shall not permit, by any affirmative action of Guarantor, a material adverse change in the liquidity or net worth of Guarantor, nor shall Guarantor pledge or encumber in favor of any party other than Bank any material assets of Guarantor; provided, however, that that foregoing shall not apply to a pledge by the Guarantor of shares of Zoltek Companies, Inc. common stock owned by the Guarantor as collateral for a loan to Guarantor, the proceeds of which will loaned by Guarantor to the Borrowers.

     15. Notwithstanding anything to the contrary contained herein, and provided that no draws have occurred under the Letter of Credit, Bank acknowledges and agrees that this Guaranty shall be

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released in full upon (i) the receipt by Bank of the documents required under the "Flood Insurance," "Survey" and "Appraisal" sections of that certain Commitment Letter dated as of December 14, 2006 and issued by Bank to Zoltek Corporation, provided that such documents are in form and substance reasonably satisfactory to Bank, and (ii) the recordation of a Deed of Trust and Security Agreement executed by Zoltek Properties, Inc. in favor of the Bank by which Zoltek Properties, Inc. has granted to the Bank a lien upon the real property owned by Zoltek Properties, Inc. and located at 1221 Fulwiler Road, Texas 79603, pursuant to which the Bank holds a second lien position in such real property, in form and substance reasonably satisfactory to the Bank, subject to matters of record; provided however, that Borrower shall use reasonable efforts to insure or otherwise provide reasonable protection to Bank against the mechanics lien recorded at Vol. 3143, page 732. In addition to the foregoing, this Guaranty shall be released in full in the event that the Bank, pursuant to Section 3(b) of that certain Third Amendment to Credit Agreement
            -----------
of even date herewith by and among the Borrower and the Bank, releases the Bank's lien and security interest in the real property of any Borrower.

     16. This Guaranty shall be governed by and construed in accordance with the laws of the State of Missouri without regard to conflict of laws principles.

     17. Any indebtedness of Borrower for borrowed money now or hereafter owed to Guarantor is hereby subordinated in right of payment to the payment of amounts owing under this Guaranty as hereinafter set forth, any evidence of such indebtedness shall be so marked with an appropriate legend and if a default in the payment of any amounts then due and payable under this Guaranty shall have occurred and be continuing, any such indebtedness of Borrower owed to Guarantor, if collected or received by Guarantor, shall be held in trust by Guarantor for Bank and be paid over to Bank for application in accordance with this Guaranty.

     18. GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OR CITY OF ST. LOUIS, MISSOURI OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     19. The following notice is given pursuant to Section 432.047 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of this Agreement. "ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (GUARANTOR) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT."

     20. GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH BANK ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY LIABILITIES OR BANK'S CONDUCT IN RESPECT TO ANY OF THE FOREGOING.


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     IN WITNESS WHEREOF, this instrument has been duly executed by Guarantor this 21st day of December, 2006.


                                  /s/ Zsolt Rumy
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                                  Zsolt Rumy

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